Exhibit 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of our report dated January 15, 1996 with respect to the consolidated financial statements of The Federal Savings Bank as of December 31, 1995 and for the year then ended, which report appears in the December 31, 1997 annual report of Affiliated Community Bancorp, Inc.

                                                       /s/KPMG Peat Marwick LLP

                                                   KPMG PEAT MARWICK LLP

Boston, Massachusetts
October 26, 1998